EXECUTION COPY

                        3-YEAR REVOLVING CREDIT AGREEMENT

                           DATED AS OF AUGUST 31, 2001

                                      AMONG


                             JOHNSON OUTDOORS INC.,


                            THE SUBSIDIARY BORROWERS
                        FROM TIME TO TIME PARTIES HERETO,


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,


                                       and


                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             as Administrative Agent



--------------------------------------------------------------------------------

                         BANC ONE CAPITAL MARKETS, INC.,
                        as Arranger and Sole Book Runner

--------------------------------------------------------------------------------

                           SIDLEY AUSTIN BROWN & WOOD
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  DEFINITIONS........................................................1

       1.1.     Certain Defined Terms.........................................1

       1.2.     References...................................................20

       1.3.     Supplemental Disclosure......................................20


ARTICLE II  THE CREDITS......................................................20

       2.1.     Commitment...................................................20

       2.2.     Swing Line Loans.............................................21

           2.2.1.   Amount of Swing Line Loans...............................21

           2.2.2.   Borrowing Notice.........................................21

           2.2.3.   Making of Swing Line Loans...............................21

           2.2.4.   Repayment of Swing Line Loans............................21

       2.3.     Determination of Dollar Amounts; Required Payments;
                  Termination................................................22

           2.3.1.   Determination of Dollar Amounts..........................22

           2.3.2.   Required Payments........................................23

           2.3.3.   Termination..............................................23

       2.4.     Ratable Loans................................................23

       2.5.     Types of Advances............................................23

       2.6.     Commitment Fee; Reductions in Aggregate Commitment;
                  Increases in Aggregate Commitment..........................23

           2.6.1.   Commitment Fee...........................................23

           2.6.2.   Reductions in Aggregate Commitment.......................23

           2.6.3.   Increase of Aggregate Commitment.........................24

       2.7.     Minimum Amount of Each Advance...............................24

       2.8.     Principal Payments...........................................24

           2.8.1.   Optional Principal Payments..............................25

           2.8.2.   Mandatory Principal Payments.............................25

       2.9.     Method of Selecting Types and Interest Periods for
                  New Advances; Method of Borrowing; Advances to be
                  Made in euro...............................................25

           2.9.1.   Method of Selecting Types and Interest Periods
                      for New Advances.......................................25

           2.9.2.   Method of Borrowing......................................26

           2.9.3.   Advances to be Made in euro..............................26

       2.10.    Conversion and Continuation of Outstanding Advances..........26

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       2.11.    Changes in Interest Rate, etc................................27

       2.12.    No Conversion or Continuation of Eurocurrency Advances
                  After Default; Rates Applicable After Default..............27

       2.13.    Method of Payment............................................28

       2.14.    Noteless Agreement; Evidence of Indebtedness.................29

       2.15.    Telephonic Notices...........................................29

       2.16.    Interest Payment Dates; Interest and Fee Basis...............30

       2.17.    Notification of Advances, Interest Rates, Prepayments
                  and Commitment Reductions..................................30

       2.18.    Lending Installations........................................30

       2.19.    Non-Receipt of Funds by the Administrative Agent.............31

       2.20.    Replacement of Lender........................................31

       2.21.    Facility LCs.................................................31

           2.21.1.  Issuance; Transitional Facility LCs......................31

           2.21.2.  Participations...........................................32

           2.21.3.  Notice...................................................32

           2.21.4.  LC Fees..................................................32

           2.21.5.  Administration; Reimbursement by Lenders.................33

           2.21.6.  Reimbursement by the Borrowers...........................33

           2.21.7.  Obligations Absolute.....................................34

           2.21.8.  Actions of LC Issuers....................................34

           2.21.9.  Indemnification..........................................35

           2.21.10. Lenders' Indemnification.................................35

           2.21.11. Facility LC Collateral Account...........................36

           2.21.12. Rights as a Lender.......................................36

       2.22.    Subsidiary Borrowers.........................................36

       2.23.    Judgment Currency............................................37


ARTICLE III  YIELD PROTECTION; TAXES.........................................37

       3.1.     Yield Protection.............................................37

       3.2.     Changes in Capital Adequacy Regulations......................38

       3.3.     Availability of Types of Advances............................39

       3.4.     Funding Indemnification......................................39

       3.5.     Taxes........................................................39

       3.6.     Lender Statements; Survival of Indemnity.....................41

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ARTICLE IV  CONDITIONS PRECEDENT.............................................41

       4.1.     Initial Credit Extension.....................................41

       4.2.     Each Credit Extension........................................43

       4.3.     Initial Advance to Each New Subsidiary Borrower..............43


ARTICLE V  REPRESENTATIONS AND WARRANTIES....................................44

       5.1.     Existence and Standing.......................................44

       5.2.     Authorization and Validity...................................44

       5.3.     No Conflict; Government Consent..............................45

       5.4.     Financial Statements.........................................45

       5.5.     Material Adverse Change......................................45

       5.6.     Taxes........................................................45

       5.7.     Litigation and Contingent Obligations........................45

       5.8.     Subsidiaries.................................................46

       5.9.     Accuracy of Information......................................46

       5.10.    Regulation U.................................................46

       5.11.    Material Agreements..........................................46

       5.12.    Compliance With Laws.........................................46

       5.13.    Ownership of Properties......................................46

       5.14.    ERISA; Foreign Pension Matters...............................47

       5.15.    Plan Assets; Prohibited Transactions.........................47

       5.16.    Environmental Matters........................................47

       5.17.    Investment Company Act.......................................48

       5.18.    Public Utility Holding Company Act...........................48

       5.19.    Insurance....................................................48


ARTICLE VI  COVENANTS........................................................48

       6.1.     Reporting....................................................48

       6.2.     Use of Proceeds..............................................51

       6.3.     Notice of Default............................................51

       6.4.     Conduct of Business..........................................51

       6.5.     Taxes........................................................52

       6.6.     Insurance....................................................52

       6.7.     Compliance with Laws; Maintenance of Plans...................52

       6.8.     Maintenance of Properties....................................52

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       6.9.     Inspection; Keeping of Books and Records.....................52

       6.10.    Addition of Guarantors.......................................52

       6.11.    Dividends and Distributions..................................53

       6.12.    Indebtedness.................................................53

       6.13.    Merger.......................................................54

       6.14.    Sale of Assets...............................................54

       6.15.    Investments and Acquisitions.................................55

       6.16.    Liens........................................................57

       6.17.    Transactions with Affiliates.................................58

       6.18.    Financial Contracts..........................................58

       6.19.    ERISA........................................................58

       6.20.    Environmental Compliance.....................................59

       6.21.    Financial Covenants..........................................59

           6.21.1.  Maximum Leverage Ratio...................................59

           6.21.2.  Minimum Fixed Charge Coverage Ratio......................59

           6.21.3.  Minimum Consolidated Net Worth...........................60


ARTICLE VII  DEFAULTS........................................................60

       7.1.     Breach of Representations or Warranties......................60

       7.2.     Failure to Make Payments When Due............................60

       7.3.     Breach of Covenants..........................................60

       7.4.     Other Breaches...............................................60

       7.5.     Default as to Other Indebtedness.............................60

       7.6.     Voluntary Bankruptcy; Appointment of Receiver; Etc...........61

       7.7.     Involuntary Bankruptcy; Appointment of Receiver; Etc.........61

       7.8.     Custody or Control of Property...............................61

       7.9.     Judgments....................................................61

       7.10.    ERISA Liabilities............................................62

       7.11.    Environmental Matters........................................62

       7.12.    Change in Control............................................62

       7.13.    Guarantor Revocation.........................................62


ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................62

       8.1.     Acceleration.................................................62

       8.2.     Amendments...................................................63

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       8.3.     Preservation of Rights.......................................64


ARTICLE IX  GUARANTY.........................................................65

       9.1.     Guarantee of Obligations.....................................65

           9.1.1.   Company Guaranty.........................................65

           9.1.2.   Performance by Company...................................65

       9.2.     Nature of Guaranty...........................................65

       9.3.     Waivers and Other Agreements.................................65

       9.4.     Obligations Absolute.........................................66

       9.5.     No Investigation by Lenders or Administrative Agent..........66

       9.6.     Indemnity....................................................67

       9.7.     Reinstatement................................................67


ARTICLE X  GENERAL PROVISIONS................................................67

       10.1.    Survival of Representations..................................67

       10.2.    Governmental Regulation......................................67

       10.3.    Headings.....................................................67

       10.4.    Entire Agreement.............................................67

       10.5.    Several Obligations; Benefits of this Agreement..............67

       10.6.    Expenses; Indemnification....................................68

       10.7.    Numbers of Documents.........................................68

       10.8.    Accounting...................................................69

       10.9.    Severability of Provisions...................................69

       10.10.   Nonliability of Lenders......................................69

       10.11.   Confidentiality..............................................69

       10.12.   Lenders Not Utilizing Plan Assets............................70

       10.13.   Nonreliance..................................................70

       10.14.   Disclosure...................................................70

       10.15.   Subordination of Intercompany Indebtedness...................70


ARTICLE XI  THE ADMINISTRATIVE AGENT.........................................71

       11.1.    Appointment; Nature of Relationship..........................71

       11.2.    Powers.......................................................72

       11.3.    General Immunity.............................................72

       11.4.    No Responsibility for Loans, Recitals, etc...................72

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       11.5.    Action on Instructions of Lenders............................72

       11.6.    Employment of Agents and Counsel.............................73

       11.7.    Reliance on Documents; Counsel...............................73

       11.8.    Administrative Agents' Reimbursement and Indemnification.....73

       11.9.    Notice of Default............................................73

       11.10.   Rights as a Lender...........................................74

       11.11.   Lender Credit Decision.......................................74

       11.12.   Successor Administrative Agents..............................74

       11.13.   Agent and Arranger Fees......................................75

       11.14.   Delegation to Affiliates.....................................75

       11.15.   Release of Guarantors........................................75


ARTICLE XII  SETOFF; RATABLE PAYMENTS........................................75

       12.1.    Setoff.......................................................75

       12.2.    Ratable Payments.............................................76


ARTICLE XIII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............76

       13.1.    Successors and Assigns; Designated Lenders...................76

           13.1.1.  Successors and Assigns...................................76

           13.1.2.  Designated Lenders.......................................76

       13.2.    Participations...............................................78

           13.2.1.  Permitted Participants; Effect...........................78

           13.2.2.  Voting Rights............................................78

           13.2.3.  Benefit of Setoff........................................78

       13.3.    Assignments..................................................78

           13.3.1.  Permitted Assignments....................................79

           13.3.2.  Effect; Effective Date...................................79

           13.3.3.  The Register.............................................79

       13.4.    Dissemination of Information.................................80

       13.5.    Tax Treatment................................................80


ARTICLE XIV  NOTICES.........................................................80

       14.1.    Notices......................................................80

       14.2.    Change of Address............................................81

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ARTICLE XV  COUNTERPARTS.....................................................81


ARTICLE XVI  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL....81

       16.1.    CHOICE OF LAW................................................81

       16.2.    CONSENT TO JURISDICTION......................................81

       16.3.    WAIVER OF JURY TRIAL.........................................82


ARTICLE XVII  TERMINATION OF EXISTING CREDIT AGREEMENT.......................82





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                                    EXHIBITS

Exhibit A      -     Form of Borrowers' Counsel's Opinion

Exhibit B      -     Form of Compliance Certificate

Exhibit C      -     Form of Assignment Agreement

Exhibit D      -     Form of Loan/Credit Related Money Transfer Instruction

Exhibit E      -     Form of Promissory Note (if requested)

Exhibit F      -     List of Closing Documents

Exhibit G      -     Form of Designation Agreement

Exhibit H      -     Form of Guaranty

Exhibit I      -     Form of Assumption Letter



                                    SCHEDULES

Pricing Schedule

Commitment Schedule

Eurocurrency Payment Office Schedule

Schedule 1.1      -      Subsidiary Borrowers

Schedule 5.4      -      Financial Statements

Schedule 5.8      -      Subsidiaries

Schedule 5.14     -      ERISA Matters

Schedule 5.16            Environmental Matters

Schedule 6.12     -      Existing Indebtedness

Schedule 6.15     -      Existing Investments

Schedule 6.16     -      Existing Liens

                        3-YEAR REVOLVING CREDIT AGREEMENT

         This 3-Year Revolving Credit Agreement, dated as of August 31, 2001, is among JOHNSON OUTDOORS INC., one or more other Subsidiary Borrowers from time to time parties hereto (whether now existing or hereafter formed), the institutions from time to time parties hereto as Lenders (whether by execution of this Agreement or an assignment pursuant to Section 13.3), BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, as Swing Line Lender, LC Issuer and Administrative Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1. Certain Defined Terms. As used in this Agreement:

         "Accounting Changes" is defined in Section 10.8 hereof.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Administrative Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of several Loans (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

         "Affected Lender" is defined in Section 2.20.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of five percent (5%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Seventy Million and 00/100 Dollars ($70,000,000).

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Agreed Currencies" means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, Australian Dollars, British Pounds Sterling, Canadian Dollars, German Deutsche Marks, Dutch Guilders, French Francs, Swiss Francs, Japanese Yen, and, from and after becoming generally available in the international currency and exchange markets, the euro, and (iii) any other Eligible Currency which the applicable Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders. For the purposes of this definition, each of the specific currencies referred to in clause (ii), above, shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., "Australian Dollars" means the lawful currency of Australia.

         "Agreement" means this 3-Year Revolving Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 5.4; provided, however, that except as provided in Section 10.8, with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 5.4 hereof.

         "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

         "Applicable Commitment Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Eurocurrency Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurocurrency Advances as set forth in the Pricing Schedule.

         "Applicable Performance LC Fee" means, with respect to Performance LCs at any time, the percentage rate per annum which is applicable at such time with respect to Performance LCs as set forth in the Pricing Schedule.

         "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest whole unit of such currency as determined by the Administrative Agent from time to time.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment Agreement" is defined in Section 13.3.1.

         "Assumption Letter" means a letter of a Subsidiary of the Company addressed to the Administrative Agent and the Lenders, and acknowledged by the Administrative Agent, in substantially the form of Exhibit I hereto, pursuant to which such Subsidiary agrees to become a "Subsidiary Borrower" and agrees to be bound by the terms and conditions hereof.

         "Authorized Officer" means any of the chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer or treasurer of the Company, acting singly.

         "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Borrower" means, as applicable, any of the Company or any of the Subsidiary Borrowers, together with their respective permitted successors and assigns, and "Borrowers" means, collectively, the Company and the Subsidiary Borrowers.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in euro, a day upon which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the euro is open for business) and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalent Investments" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any investment grade commercial bank having, or which is the principal banking subsidiary of an investment grade bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $500,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, provided that such repurchase obligations are secured by a first priority security interest in such underlying securities which have, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 by S&P or P-1 by Moody's and in each case maturing not more than 270 days after the date of acquisition by such Person, (v) investments in money market funds substantially all of the assets of which are comprised of securities of the types described in clauses (i) through (iv) above, and (vi) demand deposit accounts maintained in the ordinary course of business.

         "Change" is defined in Section 3.2.

         "Change in Control" means (i) the Johnson Family shall at any time fail to own stock having, in the aggregate, votes sufficient to elect at least a fifty-one percent (51%) majority of the Board of Directors of the Company, (ii) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of thirty percent (30%) or more of the outstanding shares of voting stock of the Company; or (iii) the majority of the Board of Directors of the Company fails to consist of Continuing Directors; or (iv) except as expressly permitted under the terms of this Agreement, the Company consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company is reclassified or changed into or exchanged for cash, securities or other property; or (v) except as otherwise expressly permitted under the terms of this Agreement, the Company shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Capital Stock of each of the Company's Subsidiaries or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Company's Subsidiaries.

         "Closing Date" means August 31, 2001.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, a Borrower in an aggregate amount not exceeding the amount set forth on the Commitment Schedule or in an Assignment Agreement executed pursuant to Section 13.3, as it may be modified as a result of any assignment that has become effective pursuant to Section 13.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "Commitment Fee" is defined in Section 2.6.1.

         "Commitment Schedule" means the Schedule identifying each Lender's Commitment as of the Closing Date attached hereto and identified as such.

         "Company" means Johnson Outdoors Inc., a Wisconsin corporation, and its permitted successors and assigns (including, without limitation, a debtor-in-possession on its behalf).

         "Computation Date" is defined in Section 2.2.

         "Consolidated Net Income" means, with reference to any period, the net after-tax income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period determined in accordance with Agreement Accounting Principles.

         "Consolidated Net Worth" means, as of the date of any determination thereof, the amount of the par or stated value of all outstanding capital stock, capital surplus and retained earnings of the Company and its Subsidiaries, net of all cumulative translation adjustments and contingent compensation adjustments determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Tangible Net Worth" means the consolidated stockholders' equity of the Company and its Subsidiaries minus, to the extent included as assets in determining Consolidated Net Worth, the net book value of all (i) goodwill, including, without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) franchises, licenses and permits, and (vii) other assets which are deemed intangible assets under Agreement Accounting Principles.

         "Consolidated Total Assets" means the total amount of all assets of the Company and its consolidated Subsidiaries, and including amounts attributable to minority interests in Affiliates of the Company to the extent deducted in calculating the Consolidated Total Assets of the Company and its Subsidiaries but only to the extent such Affiliate shall be a Guarantor hereunder, calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

         "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "Conversion/Continuation Notice" is defined in Section 2.10.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article VII.

         "Designated Lender" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 13.1.2.

         "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 13.1.2.

         "Designation Agreement" is defined in Section 13.1.2.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

         "DOL" shall mean the United States Department of Labor and any successor department or agency.

         "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of such amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.2.

         "Dollars" and "$" shall mean the lawful currency of the United States of America.

         "Domestic Subsidiary" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

         "EBITDA" shall mean, for any period for the Company and its consolidated Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus
(vi) any other non-recurring charges to the extent deducted in computing Net Income, minus (vii) any non-recurring credits to the extent added in computing Net Income, plus (viii) non-recurring after-tax losses (or minus non-recurring after-tax gains); provided, that the aggregate adjustment pursuant to clauses
(vi) through (viii) of this definition shall not exceed $2,000,000 for the four-quarter period ending on such date (exclusive of any such adjustments for the closing of the Escape Sailboats operation in Portsmouth, Rhode Island and the closing of certain of the Necky Kayak operations located in Abbotsfort, British Columbia (collectively, the "Identified Plants") in an aggregate amount not to exceed $2,500,000).

         "Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, an Equivalent Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Article II.

         "Eligible Designee" means a special purpose corporation, partnership, limited partnership or limited liability company that is administered by a Lender or an Affiliate of a Lender and (i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or the equivalent thereof by Moody's.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Company, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "euro" and/or "EUR" means the euro referred to in Council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurocurrency" means any Agreed Currency.

         "Eurocurrency Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at a Eurocurrency Rate requested by a Borrower pursuant to Sections 2.9 and 2.10.

         "Eurocurrency Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at a Eurocurrency Rate requested by a Borrower pursuant to Sections 2.9 and 2.10.

         "Eurocurrency Payment Office" of the Administrative Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Administrative Agent specified as the "Eurocurrency Payment Office" for such currency on the Eurocurrency Payment Office Schedule hereto or such other office, branch, affiliate or correspondent bank of the Administrative Agent as it may from time to time specify to the Borrowers and each Lender as its Eurocurrency Payment Office.

         "Eurocurrency Payment Office Schedule" means the Schedule identifying the Eurocurrency Payment Office of the Administrative Agent for each of the Agreed Currencies attached hereto identified as such.

         "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

         "Eurocurrency Reference Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Agreed Currency appearing on Reuters Screen FRBD or the applicable Reuters Screen for such Agreed Currency as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD or the applicable Reuters Screen for such Agreed Currency is not available to the Administrative Agent for any reason, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the Applicable Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One offers to place deposits in the applicable Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Administrative Agent's or Lender's principal executive office or such Lender's applicable Lending Installation is located or in which, other than as a result of the transaction evidenced by this Agreement, the Administrative Agent or Lender otherwise is, or at any time was, engaged in business.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of April 3, 1998 among the Company, the subsidiary borrowers parties thereto, the lenders parties thereto, and Bank One, NA (formerly known as The First National Bank of Chicago), as Administrative Agent, as the same has been amended, restated, supplemented or otherwise modified from time to time.

         "Facility LC" is defined in Section 2.21.1.

         "Facility LC Application" is defined in Section 2.21.3.

         "Facility LC Collateral Account" is defined in Section 2.21.11.

         "Facility Termination Date" means the earlier of (a) August 31, 2004, and (b) the date of termination in whole of the Aggregate Commitment pursuant to
Section 2.6 hereof or the Commitments pursuant to Section 8.1 hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency, interest rate options puts or warrants.

         "Fixed Charge Coverage Ratio" is defined in Section 6.21.2.

         "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan or portion thereof, which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Foreign Pension Plan" means any employee benefit plan as described in
Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its respective Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Foreign Subsidiary" means a Subsidiary of the Company which is not a Domestic Subsidiary.

         "Funded Debt" of any Person shall mean, without duplication (a) all Indebtedness for or in respect of borrowed money or which has been incurred in connection with the acquisition of property or assets, in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including without limitation, the portion of the "Fixed Purchase Price" (as defined in the Purchase Agreement) which has been deferred in accordance with Section 2.4 of the Purchase Agreement, including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payment shall constitute a current liability of the obligor under Agreement Accounting Principles; provided that any portion of such obligations incurred in connection with the acquisition of property or assets specifically including, without limitation, obligations which have been incurred by such Person in connection with any sale, transfer or issuance of capital stock in accordance with the terms of this Agreement and which are at the date of any determination of Funded Debt contingent as to amount or as to payment shall not be treated as Funded Debt on such date, (b) all Capitalized Lease Obligations, (c) all guaranties by such Person of Funded Debt of others,
(d) all obligations of such Person with respect to receivables sold or otherwise discounted with recourse, (e) all obligations of such Person in an aggregate amount in excess of $1,000,000 with respect to all standby letters of credit and
(f) all Disqualified Stock.

         "Granting Bank" is defined in Section 13.1.2.

         "Guarantor" shall mean the Company and each Domestic Subsidiary as of the Closing Date and each other Subsidiary that has become a guarantor of the Obligations hereunder in accordance with the terms of Section 6.10.

         "Guaranty" means that certain Guaranty (and any and all supplements thereto) executed from time to time by each Guarantor (other than the Company) in favor of the Administrative Agent for the benefit of itself and the Lenders, in substantially the form of Exhibit H attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

         "Identified Plants" is defined in the definition of "EBITDA".

         "Indebtedness" of a Person means, without duplication, (a) the obligations of such Person (i) for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) under or with respect to notes payable and drafts accepted which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) constituting reimbursement obligations with respect to letters of credit issued for the account of such Person or (iv) for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (b) the obligations of others, whether or not assumed, secured by

Liens on property of such Person or payable out of the proceeds of, or production from, property or assets now or hereafter owned or acquired by such Person, (c) the Capitalized Lease Obligations of such Person, (d) the obligations of such Person under guaranties by such Person of any Indebtedness (other than obligations for borrowed money incurred to finance the purchase of property leased to such Person pursuant to a Capitalized Lease of such Person) of any other Person, (e) all Off-Balance Sheet Liabilities of such Person, (f) all Disqualified Stock and (g) any other obligation or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Interest Expense" means, for any period for any group of Persons, the total gross interest expense of such group of Persons, whether paid or accrued, including, without duplication, the interest component of Capitalized Leases, commitment and letter of credit fees, the discount or implied interest component of Off-Balance Sheet Liabilities, capitalized interest expense, pay-in-kind interest expense, amortization of debt discount and net payments (if any) pursuant to Financial Contracts relating to interest rate protection, all as determined in conformity with Agreement Accounting Principles.

         "Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months or such other period agreed to by the Lenders and the Borrowers, commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months or such other agreed upon period thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or such other succeeding period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade, but including accounts receivable from other Persons which are not current assets or did not arise from sales to such other Person in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; structured notes, Financial Contracts, derivative financial instruments and other similar instruments or contracts owned by such Person; any other direct or indirect purchase or acquisition by such Person of any assets other than assets used in the ordinary course of business; and any non-arms length transaction by such Person with another Person or any other transfer of assets by such Person in another Person, with the amount of such Investment being an amount equal to the net benefit derived by such other Person resulting from any such transactions.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "IRS" shall mean the United States Internal Revenue Service and any successor agency.

         "Johnson Family" shall mean at any time, collectively, Samuel C. Johnson, his wife and their children and grandchildren, the executor or administrator of the estate or other legal representative of any such Person, all trusts for the benefit of the foregoing or their heirs or any one or more of them, and all partnerships, corporations or other entities directly or indirectly controlled by the foregoing or any one or more of them.

         "LC Fee" is defined in Section 2.21.4.

         "LC Issuer" means Bank One (or any Affiliate of Bank One designated by Bank One) or any of the other Lenders, as applicable, in its respective capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount of all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.29.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lender" includes Bank One in its capacity as Swing Line Lender.

         "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent with respect to each Agreed Currency listed on the administrative information sheets provided to the Administrative Agent in connection herewith, or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.18.

         "Leverage Ratio" is defined in Section 6.21.1.

         "Leverage Ratio (Pricing)" is defined in the Pricing Schedule.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

         "Loan" means a Revolving Loan or a Swing Line Loan, as applicable.

         "Loan Documents" means this Agreement, the Facility LC Applications, the Guaranty, each Assumption Letter executed hereunder, and all other documents, instruments, notes

(including any Notes issued pursuant to Section 2.14 (if requested)) and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations, performance, properties, results of operations or prospects of the Company, or the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any of its Subsidiaries to perform its respective obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuers or the Lenders thereunder.

         "Material Indebtedness" is defined in Section 7.5.

         "Maximum Eurocurrency Amount" means $20,000,000.

         "Modify" and "Modification" are defined in Section 2.21.1.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a) (3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Company or any ERISA Affiliate.

         "National Currency Unit" means the unit of currency (other than a euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

         "Net Income" means, for any period for any group of Persons, the net earnings (or loss) after taxes of such group of Persons on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" is defined in Section 2.14.

         "Notice of Assignment" is defined in Section 13.3.2.

         "Obligations" means all Loans, Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to any of the Administrative Agent, any LC Issuer, any Lender, the Arranger, any affiliate of the Administrative Agent, any LC Issuer, or any Lender, the Arranger, or any indemnitee under the provisions of Section 10.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to receivables sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of receivables or any other obligation of the Company or such transferor to purchasers/transferees of interests in receivables or the agent for such purchasers/transferees), (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or Synthetic Lease or "tax ownership operating lease" transaction entered into by such Person, including any Synthetic Lease Obligations, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its share of the obligations to purchase participations in Swing Line Loans, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

         "Participants" is defined in Section 13.2.1.

         "Payment Date" means the last day of each March, June, September and December and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Performance LC" means a Facility LC that is a documentary letter of credit which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Company or a Subsidiary in the ordinary course of its business.

         "Permitted Acquisition" is defined in Section 6.15(v).

         "Permitted Refinancing Indebtedness" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Borrowers or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of its Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule identifying the Applicable Margin and Applicable Commitment Fee Rate attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender's Outstanding Credit Exposure at such time and the denominator of which is the sum of the Aggregate Outstanding Credit Exposure at such time.

         "Purchase Agreement" means that certain Share Purchase Agreement dated as of July 11, 1997 by and among the Company, Uwatec AG, Heinz Ruchti and Karl Leemann.

         "Purchase Price" means the total consideration and other amounts payable in connection with any Acquisition or Investment, including, without limitation, any portion of the consideration payable in cash, the value of any Capital Stock or other equity interests of the Company or any Subsidiary issued as consideration for such Acquisition or Investment, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition or Investment and all transaction costs and expenses incurred in connection with such Acquisition or Investment.

         "Purchasers" is defined in Section 13.3.1.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "Reimbursement Obligations" means with respect to any LC Issuer, at any time, the aggregate of all obligations of the Borrowers then outstanding under
Section 2.21 to reimburse such LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs issued by such LC Issuer; or, as the context may require, all such Reimbursement Obligations then outstanding to reimburse all of the LC Issuers.

         "Rentals" means the aggregate fixed amounts payable by the Company and its Subsidiaries on a consolidated basis under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more, but does not include any amounts payable under Capitalized Leases.

         "Reportable Event" shall mean any Reportable Event as defined in
Section 4043 of ERISA or the regulations thereunder for which the 30-day notice requirement has not been waived by the PBGC.

         "Required Lenders" means three (3) or more Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, three (3) or more Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as defined in Regulation D).

         "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

         "Risk Based Capital Guidelines" is defined in Section 3.2.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by the Company or any member of its Controlled Group for employees of the Company or any member of its Controlled Group.

         "Standby LC" means any Facility LC other than a Performance LC.

         "Subsidiary" of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Subsidiary Borrower" means each of the Company's Subsidiaries listed on Schedule 1.1, and any other Subsidiaries of the Company duly designated by the Company pursuant to Section 2.22 to request Credit Extensions hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.22 and such other documents as may be required pursuant to this Agreement, in each case, together with its respective successors and assigns, including a debtor-in-possession on behalf of such Subsidiary Borrower.

         "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than ten percent (10%) of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made, or (ii) is responsible for more than ten percent (10%) of the Consolidated Net Income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Swing Line Borrowing Notice" is defined in Section 2.2.2.

         "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

         "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

         "Swing Line Loan" means a Loan made available to the Borrowers by the Swing Line Lender pursuant to Section 2.2.

         "Synthetic Lease" means a so-called "synthetic" lease that is not treated as a capital lease under Agreement Accounting Principles, but that is treated as a financing under the Code.

         "Synthetic Lease Obligations" means, collectively, the payment obligations of the Company or any of its Subsidiaries pursuant to a Synthetic Lease.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a) (2) of ERISA; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.

         "Total Funded Debt" shall mean, without duplication, Funded Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating intercompany items.

         "Transferee" is defined in Section 13.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Weighted Average Life to Maturity" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

         1.2. References. Any references to the Company's Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3. Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as the Company determines, the Company shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth as an exception to such representation or which is necessary to correct any information in such representation which has been rendered inaccurate thereby. Notwithstanding that any such supplement to such representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the requisite number of Lenders under Section 8.2, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1, 4.2 and 4.3, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrowers in Agreed Currencies and
(ii) participate in Facility LCs issued upon the request of the Borrowers in Agreed Currencies, from time to time in amounts not to exceed in the aggregate at any one time outstanding the Dollar Amount of its Pro Rata Share of the Available Aggregate Commitment;

provided that (i) at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment, (ii) at no time shall the aggregate outstanding Dollar Amount of all Eurocurrency Advances denominated in an Agreed Currency other than Dollars exceed the Maximum Eurocurrency Amount, and (iii) all Floating Rate Loans shall be made in Dollars. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire automatically on the Facility Termination Date. The LC Issuers will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.21.

         2.2. Swing Line Loans.

         2.2.1. Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 and 4.3 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans, in Dollars, to the Borrowers from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's share of the obligations to participate in the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

         2.2.2. Borrowing Notice. The applicable Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $500,000 and integral multiples of $100,000 in excess thereof. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Alternate Base Rate.

         2.2.3. Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the applicable Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

         2.2.4. Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrowers on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender
(i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 12:00 noon (Chicago time) on the date of any notice received pursuant to this Section 2.2.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article
XIV. Revolving Loans made pursuant to this Section 2.2.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1, 4.2 or 4.3 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.2.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of any Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this
Section 2.2.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.3. Determination of Dollar Amounts; Required Payments; Termination.

         2.3.1. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

         (i) each Credit Extension as of the date three Business Days prior to the Credit Extension Borrowing Date or, if applicable, date of conversion/continuation of such Credit Extension, and

         (ii) all outstanding Credit Extensions on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i) and (ii) is herein described as a "Computation Date" with respect to each Credit Extensions for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of the sum of the aggregate principal amount of all outstanding Credit Extension (calculated, with respect to those Credit Extensions denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Credit Extension) exceeds the Aggregate Commitment, the Borrowers shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such excess.

         2.3.2. Required Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

         2.3.3. Termination. Notwithstanding the termination of this Agreement on the Facility Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrowers and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Administrative Agent shall be entitled to retain its security interest in and to all existing and future collateral (if any).

         2.4. Ratable Loans. Each Advance hereunder (other than any Swing Line
Loan) shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.5. Types of Advances. The Advances may be Revolving Loans consisting of Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.9 and 2.10, or Swing Line Loans selected by the applicable Borrower in accordance with Section 2.2.

         2.6. Commitment Fee; Reductions in Aggregate Commitment; Increases in Aggregate Commitment.

         2.6.1. Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") at a per annum rate equal to the Applicable Commitment Fee Rate on the daily unused portion of such Lender's Commitment from the Closing Date to and including the date on which this Agreement is terminated in full and all Obligations hereunder have been paid in full pursuant to Section 2.3, payable quarterly in arrears on each Payment Date hereafter and until all Obligations hereunder have been paid in full.

         2.6.2. Reductions in Aggregate Commitment. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof) (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), upon at least three (3) Business Days' prior written notice to the Administrative Agent of such reduction, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Dollar Amount of the Aggregate

Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of all or any part of the obligations of the Lenders to make Credit Extensions hereunder. For purposes of calculating the Commitment Fee hereunder, the principal amount of each Credit Extension made in an Agreed Currency other than Dollars shall be at any time the Dollar Amount of such Credit Extension as determined on the most recent Computation Date with respect to such Credit Extension.

         2.6.3. Increase of Aggregate Commitment. At any time the Company may, on the terms set forth below, request that the Aggregate Commitment hereunder be increased to an amount not to exceed $150,000,000; provided, however, that (i) an increase in the Aggregate Commitment hereunder may only be made at a time when no Default or Unmatured Default shall have occurred and be continuing, (ii) each Lender shall be offered a pro rata share of any requested increase prior to the Company and the Administrative Agent inviting any additional financial institutions to become a Lender hereunder, and (iii) no Lender's Commitment shall be increased under this Section 2.6.3 without its consent. In the event of such a requested increase in the Aggregate Commitment, any financial institution which the Company and the Administrative Agent invite to become a Lender or to increase its Commitment may set the amount of its Commitment at a level agreed to by the Company (on behalf of all of the Borrowers) and the Administrative Agent. In the event that the Company and one or more of the Lenders (or other financial institutions) shall agree upon such an increase in the Aggregate Commitment (i) the Borrowers, the Administrative Agent and each Lender or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the Commitments, as so increased, providing that the financial institutions extending new Commitments shall be Lenders for all purposes under this Agreement, and setting forth such additional provisions as the Administrative Agent shall consider reasonably appropriate and (ii) the Borrowers shall furnish, if requested, a new Note to each financial institution that is extending a new Commitment or increasing its Commitment. No such amendment shall require the approval or consent of any Lender whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other conditions as the Administrative Agent may reasonably specify upon the request of the financial institutions that are extending new Commitments (including, without limitation, the Administrative Agent administering the reallocation of any outstanding Loans ratably among the Lenders after giving effect to each such increase in the Aggregate Commitment, and the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Borrowers), this Agreement shall be deemed to be amended accordingly.

         2.7. Minimum Amount of Each Advance. Each Eurocurrency Advance shall be in the minimum amount of $3,000,000 (and in multiples of $500,000 if in excess thereof) (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), and each Floating Rate Advance shall be in the minimum amount of $3,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

         2.8. Principal Payments.

         2.8.1. Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or any portion of the outstanding Floating Rate Advances, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, upon prior notice to the Administrative Agent at or before 12:00 noon (Chicago time) one (1) Business Day prior to the date of such payment. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Ratable Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), any portion of the outstanding Eurocurrency Ratable Advances upon five (5) Business Days' prior notice to the Administrative Agent. The Borrowers may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $1,000,000 and increments of $500,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 12:00 noon (Chicago time) on the date of repayment.

         2.8.2. Mandatory Principal Payments. Upon the consummation of any issuance of Indebtedness permitted under Section 6.12(vii), at any time the Leverage Ratio (determined as of the last day of the most recent fiscal quarter for which a compliance certificate shall have been delivered in accordance with
Section 6.1) shall be greater than or equal to 3.00 to 1.00, within two (2) Business Days after the Company's or any of its Subsidiaries' receipt of any net cash proceeds from such issuance of Indebtedness, the Company shall make a mandatory prepayment of the Obligations in an amount equal to 100% of such net cash proceeds. All of the mandatory prepayments made under this Section 2.8.2 shall be applied first to Floating Rate Loans and to any Eurocurrency Rate Loans maturing on such date and then to subsequently maturing Eurocurrency Rate Loans.

         2.9. Method of Selecting Types and Interest Periods for New Advances; Method of Borrowing; Advances to be Made in euro.

         2.9.1. Method of Selecting Types and Interest Periods for New Advances. Other than with respect to Swing Line Loans (which shall be governed by Section 2.2), the applicable Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time; provided that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Revolving Loans at any time, unless such limit has been waived by the Administrative Agent in its sole discretion. The applicable Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance, three (3) Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Dollars, and four (4) Business Days before the Borrowing Date for each Eurocurrency Advance denominated in an Agreed Currency other than Dollars, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii) the aggregate amount of such Advance,

         (iii) the Type of Advance selected, and

         (iv) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto.

         2.9.2. Method of Borrowing. On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, (i) if such Loan is denominated in Dollars, not later than noon, Chicago time, in Federal or other funds immediately available to the Administrative Agent, in Chicago, Illinois at its address specified in or pursuant to Article XIV and, (ii) if such Loan is denominated in an Agreed Currency other than Dollars, not later than noon, local time, in the city of the Administrative Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Administrative Agent's Eurocurrency Payment Office for such currency. Unless the Administrative Agent determines that any applicable condition specified in
Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.9.2, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

         2.9.3. Advances to be Made in euro. If any Advance would, but for the provisions of this Section 2.9.3, be capable of being made in either euro or in a National Currency Unit, such Advance shall be made in euro.

         2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this
Section 2.10 or are repaid in accordance with Section 2.8. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time:

         (i) each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (y) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period or be converted into a Floating Rate Advance; and

         (ii) each such Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.8, or (y) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period.

Subject to the terms of Section 2.7, the Borrowers may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances denominated in the same or any other Agreed Currency; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The applicable Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Chicago time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, three (3) Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Dollars, or four (4) Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in an Agreed Currency other than Dollars, prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the Agreed Currency, the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period applicable thereto.

Promptly after receipt of any Conversion/Continuation Notice, the Administrative Agent shall provide the Lenders with notice thereof.

         2.11. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the applicable Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.12. No Conversion or Continuation of Eurocurrency Advances After Default; Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.10, no Advance may be converted or continued as a Eurocurrency Advance (except with the consent of the Required lenders) when any Default or Unmatured Default is continuing. During the continuance of a Default (including the Borrowers' failure to pay any Loan at maturity) the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) the Advances, all fees or any other Obligations hereunder shall bear interest at the Floating Rate plus 2% per annum and (ii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, such interest rate and such increase in the LC Fee set forth above shall be applicable to all Credit Extensions, Advances, fees and other Obligations hereunder without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender.

         2.13. Method of Payment.

         (i) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made or, where such currency has converted to the euro, in the euro. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at (except as set forth in the next sentence) the Administrative Agent's address specified pursuant to
Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 12:00 noon (Chicago time) on the date when due and shall (except (i) in the case of Reimbursement Obligations for which the applicable LC Issuer has not been fully indemnified by the Lenders or (ii) with respect to repayments of Swing Line Loans) be applied ratably by the Administrative Agent among the Lenders. All payments to be made by the Borrowers hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Administrative Agent, at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at, (a) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, such Lender's address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender and (b) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the Borrowers at the address of the Administrative Agent's Eurocurrency Payment Office for such currency. Each reference to the Administrative Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the applicable LC Issuer, in the case of payments required to be made by the applicable Borrower to such LC Issuer pursuant to Section 2.21.6. The Administrative Agent is hereby authorized to charge the account of the Borrowers maintained with Bank One or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

         (ii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by any Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

For purposes of this Section 2.13(ii), the commencement of the third stage of European Economic and Monetary Union shall not constitute the imposition of currency control or exchange regulations.

         2.14. Noteless Agreement; Evidence of Indebtedness.

         (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the date and the amount of each Revolving Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period, if any, applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder, (c) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 13.3, (d) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (e) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (iii) The entries maintained in the accounts maintained pursuant to clauses (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Swing Line Loans (each, a "Note"). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i) and (ii) above.

         2.15. Telephonic Notices. The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of a Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized

Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance and Swing Line Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance or Swing Line Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity; provided, that interest accrued on each Eurocurrency Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurocurrency Advances (other than Eurocurrency Advances denominated in British Pounds Sterling), Swing Line Loans, LC Fees and Commitment Fees shall be calculated for actual days elapsed on the basis of a 360-day year; interest on Floating Rate Advances for which the Prime Rate is the basis and Eurocurrency Advances denominated in British Pounds Sterling shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Administrative Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

         2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the applicable LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.18. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuers may book the Facility LCs at any Lending Installation selected by such Lender or the applicable LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the applicable LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Company in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.19. Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan, including the interest rate applicable pursuant to Section 2.12.

         2.20. Replacement of Lender. The Company, on its behalf and on behalf of the other Borrowers, shall be permitted, from time to time in its discretion, to remove Lenders from this Agreement and reduce the Aggregate Commitment, provided that the Aggregate Commitment may not be reduced below $60,000,000 as a result of removing one or more Lenders pursuant to this Section, and a Lender may not be removed from the Agreement at any time a Default exists and remains uncured or unwaived under this Agreement. If the Company elects to terminate the Commitment of any Lender, it shall give not less than fourteen (14) days' prior written notice to the Administrative Agent and such Lender. On the effective date of such termination, the Company shall pay to the Administrative Agent, for the account of such Lender, in immediately available funds, an amount equal to all Credit Extensions and other amounts (including accrued interest and fees) owing to such Lender plus the amounts, if any, owing to such Lender under
Section 3.4 if such payment is not made on the last day of the applicable Interest Period.

         2.21. Facility LCs.

         2.21.1. Issuance; Transitional Facility LCs.

         (i) Issuance. The LC Issuers hereby agree, on the terms and conditions set forth in this Agreement, to issue standby and performance letters of credit in Agreed Currencies (each, together with the letters of credit deemed issued by the LC Issuers hereunder pursuant to Section 2.21.1(ii), a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of any Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $25,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of
(x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

         (ii) Transitional Provision. Schedule 2.21 contains a schedule of certain letters of credit issued for the account of the Borrowers prior to the Closing Date. Subject to the satisfaction of the conditions contained in Sections 4.1, 4.2 and 4.3, from and after the Closing Date such letters of credit shall be deemed to be Facility LCs issued pursuant to this Section 2.21.

         2.21.2. Participations. On the date of this Agreement, with respect to the Facility LCs identified on Schedule 2.21, and upon the issuance or Modification by the applicable LC Issuer of a Facility LC in accordance with this Section 2.21, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

         2.21.3. Notice. Subject to Section 2.21.1, the applicable Borrower shall give the applicable LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the applicable Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the applicable LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

         2.21.4. LC Fees. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to (x) with respect to each Standby LC, the Applicable Margin for Eurocurrency Loans in effect from time to time on the average daily undrawn stated amount under such Standby LC, and (y) with respect to each Performance LC, the Applicable Performance LC Fee in effect from time to time on the average daily undrawn stated amount under each Performance LC, such fees to be payable in arrears on each Payment Date (each such fee described in this sentence being an "LC Fee"). The Borrowers shall also pay to each LC Issuer for its own account (x) at the time of such LC Issuer's issuance of any Facility LC, a fronting fee equal to 0.15% per annum on the initial stated amount available for drawing under each such Facility LC issued by such LC Issuer, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the applicable LC Issuer's standard schedule for such charges as in effect from time to time.

         2.21.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Company and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of each LC Issuer to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs issued by such LC Issuer as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the applicable LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC issued by such LC Issuer to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.21.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the applicable LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

         2.21.6. Reimbursement by the Borrowers.

         (i) The Borrowers shall be irrevocably and unconditionally obligated to reimburse the LC Issuers on or before the applicable LC Payment Date for any amounts to be paid by any LC Issuer upon any drawing under any Facility LC issued by such LC Issuer (such obligation being a "Reimbursement Obligation"), without presentment, demand, protest or other formalities of any kind; provided that neither any Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (b) the applicable LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.

         (ii) If any Borrower at any time fails to repay a Reimbursement Obligation on or before the applicable LC Payment Date, such unpaid Reimbursement Obligation shall at that time be automatically converted into an obligation denominated in Dollars and such Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, any Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of two percent (2%) plus the rate applicable to Floating Rate Advances for such day (or, in the case of a Reimbursement Obligation denominated in an Agreed Currency other than Dollars, at the rate determined by the applicable Issuing Bank in good faith to represent such Issuing Bank's cost of overnight or short-term funds in the applicable Agreed Currency plus the then effective Applicable Eurodollar Margin). The Borrowers agree to indemnify each Issuing Bank against any loss or expense determined by such Issuing Bank in good faith to have resulted from any conversion pursuant to this Section 2.21.6(ii) by reason of the inability of such Issuing Bank to convert the Dollar Amount received from the applicable Borrower or from the Lenders, as applicable, into an amount in the applicable Agreed Currency of such Letter of Credit equal to the amount of such Reimbursement Obligation.

         (iii) Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to
Section 2.21.5.

         2.21.7. Obligations Absolute. The Borrowers' obligations under this
Section 2.21 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrowers further agree with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and no Borrower's Reimbursement Obligation in respect of any Facility LC shall be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrowers agree that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put any LC Issuer or any Lender under any liability to the Borrowers. Nothing in this Section 2.21.7 is intended to limit the right of the Borrowers to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.21.6.

         2.21.8. Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.21, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

         2.21.9. Indemnification. The Borrowers hereby agree to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by such LC Issuer complied with the terms of such Facility LC or (y) any LC Issuer's failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.21.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

         2.21.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the applicable LC Issuer's failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of such Facility

LC) that such indemnitees may suffer or incur in connection with this Section
2.21 or any action taken or omitted by such indemnitees hereunder.

         2.21.11. Facility LC Collateral Account. Each Borrowers agrees that it will, as required by Section 8.1 and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuers or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "Facility LC Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIV, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of such Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.21.11 shall either obligate the Administrative Agent to require the Borrowers to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by
Section 8.1.

         2.21.12. Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

         2.22. Subsidiary Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent, add as a party to this Agreement any Subsidiary to be a Subsidiary Borrower hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Borrowers at the foot thereof, (b) such guaranty and subordinated intercompany indebtedness documents and, if applicable, security documents as may be reasonably required by the Administrative Agent and such other opinions, agreements, documents, certificates or other items as may be required by Section 4.3, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the date hereof by the Subsidiaries parties hereto as of the Closing Date. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Credit Extensions made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full, all Facility LCs issued for the account of such Subsidiary Borrower have expired or been returned and terminated and all other obligations of such Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower". The Administrative Agent shall give the Lenders written of the addition of any Subsidiary Borrowers to this Agreement.

         2.23. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

                                  ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation or any LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or any LC Issuer in respect of its Eurocurrency Loans, Facility LCs or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of making, funding or maintaining its Eurocurrency Loans or Commitment (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than euro into a Loan denominated in
                  Euro), or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurocurrency Loans or Commitment, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans or Commitment, Facility LCs or participants therein held or interest of LC Fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer, as the case may be, of making or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than euro into a Loan denominated in euro) or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer, as the case may be, in connection with such Eurocurrency Loans or Commitment , Facility LCs or participations therein, then, within fifteen (15) days of demand by such Lender, the Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or any LC Issuer determines the amount of capital required or expected to be maintained by such Lender, such LC Issuer, any Lending Installation of such Lender or such LC Issuer, or any corporation controlling such Lender or such LC Issuer, is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, or such LC Issuer, the Borrowers shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or such LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or such LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of, change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any LC Issuer or any Lending Installation or any corporation controlling any Lender or any LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If (x) any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (y) the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Administrative Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by any Borrower for any reason other than default by the Lenders, or a Eurocurrency Advance is not prepaid on the date specified by the applicable Borrower for any reason, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

         3.5. Taxes.

         (i) All payments by the Borrowers to or for the account of any Lender, any LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, such LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower shall make such deductions, (c) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(d) such Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

         (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) The Borrowers hereby agree to indemnify the Administrative Agent, the LC Issuers and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuers or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty
(30) days of the date the Administrative Agent, the LC Issuers or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement, (i) deliver to each of the Company and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the IRS or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5; provided, that no Borrower shall be obligated to pay any amount or amounts under Section 3.1, 3.2, 3.4 or 3.5 in respect of which an officer of the Administrative Agent or the affected Lender responsible for the administration of this Agreement shall have had actual knowledge for more than 180 days prior to the date of such statement. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Company of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless (a) the representations and warranties contained in Article V are true and correct as of such date and (b) the Company has furnished to the Administrative Agent with sufficient copies for the Lenders:

         (i) Copies of the articles or certificates of incorporation (or similar Constitutive Documents) of the Company and each Guarantor (each a "Loan Party"), together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (ii) Copies, certified by the Secretary or Assistant Secretary of each Loan Party of its by-laws (or similar Constitutive Documents) and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which it is a party.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrowers, to request Loans hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party.

         (iv) An opening compliance certificate in substantially the form of Exhibit B, signed by the chief financial officer or treasurer of the Company, showing the calculations necessary to determine compliance with this Agreement on the initial Credit Extension Date and stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

         (v) A written opinion of each Borrower's and each Guarantor's counsel, in form and substance satisfactory to the Administrative Agent and addressed to the Lenders in substantially the form of Exhibit A.

         (vi) Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

         (vii) If the initial Credit Extension shall be the issuance of a Facility LC, a properly completed Facility LC Application.

         (viii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

         (ix) Evidence satisfactory to the Administrative Agent that the Existing Credit Agreement shall have been or shall simultaneously on the Closing Date be terminated (except for those provisions that expressly survive the termination thereof) and all loans outstanding and other amounts owed to the lenders or agents thereunder shall have been or shall simultaneously with the initial Advance hereunder be paid in full.

         (x) Such other documents as any Lender or its counsel may have reasonably requested including, without limitation, each document identified on the List of Closing Documents attached hereto as Exhibit F.

         4.2. Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.2.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) The Available Aggregate Commitment shall not be less than the aggregate face amount (plus accrued interest, if any) of the outstanding short-term unsecured debt obligations (interest bearing or discounted) of the Company or its Subsidiaries having maturities of 270 days or less excluding in any case, Credit Extensions under this Agreement and borrowings by Subsidiaries in currencies other than Dollars.

         (iv) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice or request for issuance of a Facility LC, or Swing Line Borrowing Notice, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in Section 4.2(i), (ii) and (iii) have been satisfied.

         4.3. Initial Advance to Each New Subsidiary Borrower. The Lenders shall not be required to make a Credit Extension hereunder to a new Subsidiary Borrower added after the Closing Date unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the
Lenders:

         (i) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Borrowers, as contemplated by Section 2.22;

         (ii) Copies, certified by the Secretary, Assistant Secretary, Director or Authorized Officer of the Subsidiary Borrower, of its Board of Directors' resolutions (and/or resolutions of other bodies, if any are deemed necessary by the Administrative Agent) approving the Assumption Letter;

         (iii) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Authorized Officer of the Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of such Subsidiary Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company;

         (iv) An opinion of counsel to such Subsidiary Borrower, substantially in the form of Exhibit E hereto;

         (v) Guaranty documentation from such Subsidiary Borrower that is a Domestic Subsidiary in form and substance acceptable to the Administrative Agent as required pursuant to Section 6.10;

         (vi) With respect to the initial Credit Extension made to any Subsidiary Borrower that is a Foreign Subsidiary, the Administrative Agent shall have received originals and/or copies, as applicable, of all filings required to be made and such other evidence as the Administrative Agent may require establishing to the Administrative Agent's satisfaction that each Lender, Swing Line Lender and each LC Issuer is entitled to receive payments under the Loan Documents without deduction or withholding of any taxes or with such deductions and withholding of taxes as may be acceptable to the Administrative Agent, including, without limitation, English taxes; and

         (vii) With respect to each such Subsidiary Borrower that is a Foreign Subsidiary, evidence reasonably satisfactory to the Administrative Agent that such Subsidiary Borrower has appointed an agent for service of process in the State of Illinois.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date, on the date of the initial Loans hereunder (if different from the Closing Date) and thereafter on each date as required by Section 4.2:

         5.1. Existence and Standing. The Company and each of its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.

         5.2. Authorization and Validity. The Company and each of its Subsidiaries (to the extent applicable) has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Company and any such Subsidiary of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which such entity is a party constitute legal, valid and binding obligations of such entity enforceable against such entity in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Company or any of its Subsidiaries of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or (ii) the Company's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by any Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The September 30, 2000 consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Arranger and the Lenders, copies of which are attached hereto as Schedule 5.4, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present, the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations and cash flows for the fiscal year then ended.

         5.5. Material Adverse Change. Since September 30, 2000 there has been no change in the business, Property, condition (financial or otherwise) operations, performance or prospects of any Borrower, or the Company and its Subsidiaries taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The United States income tax returns of the Company and its Subsidiaries have been audited by the IRS through the fiscal year ended September 30, 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries have any contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 5.8 (as supplemented from time to time by the Company promptly after the formation or acquisition of any new Subsidiary as permitted under this Agreement) contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. Accuracy of Information. No information, schedule, exhibit or report furnished by the Company or any of its Subsidiaries to the Arranger, the Administrative Agent or Lender (including, without limitation, the Company's Confidential Information Memorandum dated July 2001) in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.10. Regulation U. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (within the meaning of Regulations U or X); and after applying the proceeds of each Advance, margin stock (as defined in Regulation U) constitutes less than twenty-five (25%) of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale or pledge, or any other restriction hereunder.

         5.11. Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.12. Compliance With Laws. The Company and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         5.13. Ownership of Properties. On the date of this Agreement, the Company and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the Company's most recent consolidated financial statements provided to the Arranger and the Lenders as owned by the Company and its

Subsidiaries, other than Property an assets sold or otherwise disposed of in the ordinary course of business.

         5.14. ERISA; Foreign Pension Matters. The Company and all ERISA Affiliates, and Plan fiduciaries indemnified by them who are employees of the Company or an ERISA Affiliate have complied with the responsibilities, obligations, and duties imposed upon them by ERISA and the IRC and the rules and regulations promulgated thereunder with respect to any Plan, where the failure so to comply might be reasonably expected materially to adversely affect the ability of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its ERISA Affiliates taken as whole. Except as disclosed in Schedule 5.14 neither the Company nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302 (a)(2) of ERISA or 412(a) of the IRC) whether or not waived. Neither the Company nor any ERISA Affiliate has taken or failed to take any action which would constitute or result in a Termination Event which might be reasonably expected materially to adversely affect the ability of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its ERISA Affiliates taken as a whole. Neither the Company nor any ERISA Affiliate has incurred with respect to any Benefit Plan liability to the PBGC or any Multiemployer Plan under Title IV of ERISA which remains outstanding other than the payment of premiums to the PBGC, and there are no premium payments which have become due which are unpaid. Neither the Company nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment. Neither the Company nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a) (29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year. The present value of the aggregate unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans do not in the aggregate exceed an amount equal to five percent (5%) of the fair market value of the assets held in trust or other funding vehicles for accrued benefits under all Foreign Pension Plans. Each Foreign Pension Plan complies in all material respects with all applicable requirements of law and regulations.

         5.15. Plan Assets; Prohibited Transactions. No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters.

         (a) In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 5.16, neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         (b) The Company and each of its Subsidiaries have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, except where a failure to obtain such permits, licenses and approvals would not result in a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Insurance. The Property of the Company and its Subsidiaries is insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

         (i) Within ninety (90) days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related statements of income, shareholders' equity and cash flows, all certified as accurate by its chief financial officer, chief accounting officer or treasurer.

         (ii)     Within forty-five (45) days after the close of the first three
                  (3) quarterly periods of each of its fiscal years, for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated statements of income, shareholders' equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as accurate by its chief financial officer, chief accounting officer or treasurer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer, chief accounting officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) Within forty-five (45) days (or ninety (90) days with respect to the fourth quarter) after the end of each fiscal quarter of each fiscal year of the Company, a consolidating "key income statement figures report" of the Company and its Subsidiaries for the portion of such fiscal year elapsed through the end of such fiscal quarter, prepared on a basis consistent with the most recent such report of the Company delivered to the Administrative Agent prior to the Closing Date, and certified as accurate by an Authorized Officer.

         (v) Within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred which might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, a written statement of an Authorized Officer describing such Termination Event and the action, if any, which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL, PBGC or a Multiemployer Plan with respect thereto.

         (vi) Within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and 4975 of the IRC) has occurred, a statement of an Authorized Officer describing such transaction and the action which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto.

         (vii) Within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or any ERISA Affiliate with respect to such request.

         (viii) Within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, which termination or appointment might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, copies of each such notice.

         (ix) Within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under
                  Section 401(a) of the IRC which might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, copies of each such letter.

         (x) Within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability which liability might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, copies of each such notice.

         (xi) Within ten (10) Business Days after the Company or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or payment which failure might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, a notification of such failure.

         (xii) Within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, which termination or proceedings might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole.

         (xiii) As soon as possible and in any event within ten (10) days after the Company knows that any material unfunded liability has arisen with respect to any Foreign

                  Pension Plan, a statement, signed by the chief financial officer or treasurer of the Company, describing said material unfunded liability and the action which the Company proposes to take with respect thereto.

         (xiv) As soon as possible and in any event within ten (10) days after receipt by the Company, a copy of (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (xv) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

         (xvi) Promptly upon the filing thereof, copies of all registration statements or other regular reports not otherwise provided pursuant to this Section 6.1 which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

         (xvii) Such other information (including non-financial information) as the Administrative Agent or Lender may from time to time reasonably request.

         For purposes of this Section 6.1, the Company and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

         6.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, including for working capital, refinancing the Indebtedness under the Existing Credit Agreement and Permitted Acquisitions. The Borrowers shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulations T, U and X, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         6.3. Notice of Default. The Company will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and only in substantially the same fields of enterprise as conducted by the Company or its Subsidiaries as of the Closing Date, and, except as otherwise permitted by Section 6.13, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. The Company will, and will cause each Subsidiary to, file on a timely basis complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6. Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws; Maintenance of Plans. The Company will, and will cause each Subsidiary to, (i) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, and (ii) establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and the IRC, and the regulations and interpretations thereunder, where the failure to so comply might reasonably be expected materially to impair the ability of the Company and the Subsidiaries, taken as a whole, to carry on business substantially as now being conducted or to affect materially and adversely the financial condition of the Company and the Subsidiaries, taken as a whole.

         6.8. Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection; Keeping of Books and Records. The Company will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or Lender may designate. The Company shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Company, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives.

         6.10. Addition of Guarantors. As promptly as possible but in any event within thirty (30) days after any Domestic Subsidiary becomes a Subsidiary of the Company, the Company shall cause each such Domestic Subsidiary to deliver to the Administrative Agent a duly executed supplement to the Guaranty pursuant to which such Subsidiary agrees to be bound by the terms and provisions of the Guaranty.

         6.11. Dividends and Distributions. The Company will not, nor will it permit any of its Subsidiaries to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock), make any distributions to any of its equity owners, redeem, repurchase or otherwise acquire or retire any of its capital stock or other equity interests at any time outstanding or pay any royalties to any Affiliate (collectively, "Distributions") other than:

         (i) Purchases, redemptions or retirements of the Borrower's Capital Stock or any warrants, rights or options to purchase or acquire any Capital Stock (i) in exchange for or out of the net cash proceeds to the Company obtained within three (3) months of such purchase, redemption or retirement from the issue or sale of other shares of Capital Stock of the Company or warrants, rights or options to purchase or acquire any shares of its Capital Stock, or (ii) that was sold, transferred or issued (a) as directors' qualifying shares of Capital Stock, (b) as any de minimus number of shares of Capital Stock to foreign domiciliaries as may be required by law, or (c) in connection with any Permitted Acquisition.

         (ii) Repurchases of up to 50,000 shares of Capital Stock of the Company per year for use in connection with employee stock option and other employee benefit plans.

         (iii) Distributions by any Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company.

         (iv) Other Distributions, provided the aggregate amount of Distributions (excluding Distributions pursuant to Section 6.11(ii) and (iii)) made during the period from and after June 30, 2001 to and including the date of the making of the Distribution in question would not exceed the sum of (1) $10,000,000 plus (2) fifty percent (50%) of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

Distributions described in clauses (i), (ii) and (iv) above shall not be permitted to be made or declared at a time when a Default or Unmatured Default is continuing or would result therefrom.

         6.12. Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i)      The Loans and any other Obligations hereunder.

         (ii)     Indebtedness existing on the date hereof and described on
                  Schedule 6.12, and Permitted Refinancing Indebtedness in respect thereof.

         (iii) Indebtedness owed (a) to the Company by any Guarantor, (b) to any Guarantor by the Company or any other Guarantor, (c) to any Subsidiary of the Company that is not a Guarantor by any other Subsidiary of the Company that is not a Guarantor, and (d) to the Company or any Guarantor by any Subsidiary of the Company that is not a Guarantor existing as of the date hereof and described on Schedule 6.12.

         (iv) Indebtedness constituting (a) accounts payable of the Company and its Subsidiaries arising in the ordinary course of business payable on terms customary in the trade and consistent with past practice, (b) payroll accruals, (c) tax, assessments and other governmental charges which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles, and (d) other similar unsecured Indebtedness incurred in the ordinary course of business and consistent with past practice, but not incurred through the borrowing of money or the obtaining of credit.

         (v) Indebtedness in connection with overdraft facilities in an aggregate outstanding principal amount not to exceed $10,000,000.

         (vi) Indebtedness evidenced by letters of credit (other than Facility LCs) in an aggregate face amount not to exceed $10,000,000 at any time.

         (vii) So long as the Company shall have prepaid the outstanding Obligations in accordance with Section 2.8.2, additional unsecured Indebtedness in an aggregate amount not to exceed $50,000,000.

         6.13. Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that, if after giving effect to any such merger or consolidation no Default or Unmatured Default would exist, a Subsidiary may merge or consolidate (i) into the Company or a Wholly-Owned Subsidiary such that the Company or such Wholly-Owned Subsidiary is the surviving entity, provided that in any merger or consolidation involving a Domestic Subsidiary and a Foreign Subsidiary, the Domestic Subsidiary shall be the surviving entity, or (ii) in connection with a Permitted Acquisition.

         6.14. Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person, except:

         (i) Sales of inventory and obsolete or excess assets in the ordinary course of business.

         (ii) Sales, leases and transfers of Property (a) from the Company to any Guarantor, and (b) from any Subsidiary of the Company to the Company or any Guarantor.

         (iii) Sales, transfers or issuances of Capital Stock, warrants, rights or options to purchase or otherwise acquire Capital Stock, or other securities exchangeable for or convertible into Capital Stock, of any Subsidiary (a) constituting directors' qualifying shares of Capital Stock, (b) constituting any de minimus number of shares of Capital Stock to foreign domiciliaries as may be required by law, (c) in connection with any Permitted Acquisition or (d) to employees of any Subsidiary as part of any incentive stock arrangement (other than in connection with a Permitted Acquisition) so long as, after giving effect to such issuance under this clause (d), (1) no Subsidiary shall cease to be a Subsidiary and (2) the aggregate fair value (as determined in good faith at the time of such issuance by the Board of Directors of the Company or such person or committee as the Board of Directors of the Company may authorize to make such determination pursuant to the terms of any such incentive stock arrangement) of all such Capital Stock under this clause (d) shall not exceed $2,000,000.

         (iv) Sales, assignments, transfers, leases, conveyances or other dispositions of its Property and other assets if such transaction (a) is for consideration consisting at least eighty-five percent (85%) of cash, (b) is for not less than fair market value (as determined in good faith by the Company's board of directors), (c) after giving effect to such sale, lease, transfer or disposal, no Default or Unmatured Default shall exist, and (d) together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than inventory and obsolete or excess assets in the ordinary course of business) calculated at book value (1) during the immediately preceding twelve-month period, represents the disposition of (A) not greater than twenty percent (20%) of the Company's Consolidated Total Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into and (B) assets that contributed not greater than twenty percent (20%) of the Company's Consolidated Net Income for such preceding fiscal year, and (2) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of (A) not greater than thirty-five percent (35%) of the Company's Consolidated Total Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into and (B) assets that contributed not greater than thirty-five percent (35%) of the Company's Consolidated Net Income for such preceding fiscal year.

         6.15. Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition, except:

         (i)      Cash Equivalent Investments.

         (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.15.

         (iii) Investments (a) by any Subsidiary in the Company or any Guarantor and (b) constituting Indebtedness permitted under
                  Section 6.12(iii).

         (iv) Investments resulting from Financial Contracts entered into in the ordinary course of business and which do not violate the terms of Section 6.18.

         (v) Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "Permitted Acquisition"):

                  (a) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.10 shall be true both before and after giving effect to such Acquisition;

                  (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

                  (c) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Company and its Subsidiaries are engaged on the Closing Date;

                  (d) as of the date of the consummation of such Acquisition,
                  (x) all material approvals required in connection therewith shall have been obtained and (y) the Company shall be in compliance with Section 6.10;

                  (e) the Purchase Price for the Acquisition shall (1) at any time the Leverage Ratio shall be greater than or equal to 3.00 to 1.00, not exceed an amount equal to (A) $10,000,000 per transaction or (B) together with all other Permitted Acquisitions permitted under this Section 6.15(v), $15,000,000 per year, (2) at any time the Leverage Ratio shall be greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00, not exceed an amount equal to (A) $15,000,000 per transaction or
                  (B) together with all other Permitted Acquisitions permitted under this Section 6.15(v), $30,000,000 per year, in each case, including the incurrence or assumption of any Indebtedness in connection therewith, and, for purposes of this clause (e), Leverage Ratio shall be determined as of the last day of the most recent fiscal quarter for which a compliance certificate shall have been delivered in accordance with Section 6.1, and (3) at any other time, not be subject to any limitation under this clause (e); and

                  (f) with respect to each Permitted Acquisition with respect to which the Purchase Price shall be greater than $2,000,000, not less than ten (10) days prior to the consummation of such Permitted Acquisition, the Company shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a pro forma consolidated balance sheet, income statement and cash flow statement of the Company and its Subsidiaries (the "Acquisition Pro Forma"), based on the Company's most recent financial statements delivered pursuant to Section 6.1(i) and using historical financial statements for the acquired entity provided by the seller(s) or which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Company and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Company would have been in compliance with the financial covenants set forth in
                  Section 6.21 for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section 6.1(iii) prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period).

         (vi) Investments consisting of loans or advances made by the Company or any of its Subsidiaries to employees and officers of the Company or any of the Company's Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $2,000,000.

         (vii) Investments consisting of receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries.

         (viii)   Investments not otherwise permitted by clauses (i) through
                  (vii) above, provided that at the time such Investment is made, (a) the Purchase Price of all Investments made pursuant to this clause (viii) (including such Investment) in the aggregate shall not exceed twenty-five percent (25%) of Consolidated Tangible Net Worth as of the end of the fiscal quarter ending immediately prior to the fiscal quarter in which such Investment is made and (b) no Default or Unmatured Default is continuing or would result therefrom.

         6.16. Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

         (v)      Liens existing on the date hereof and described on Schedule
                  6.16.

         (vi) Liens, if any, securing the Loans and other Obligations hereunder.

         6.17. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm's-length transaction.

         6.18. Financial Contracts. The Company shall not and shall not permit any of its consolidated Subsidiaries to enter into any Financial Contract, other than Financial Contracts pursuant to which the Company or such Subsidiary hedged its actual or anticipated interest rate, foreign currency or commodity exposure existing or anticipated at the time thereof.

         6.19. ERISA. Except to the extent that such act, or failure to act would not result singly, or in the aggregate, after taking into account all other such acts or failures to act, in a liability which might be reasonably expected materially to adversely affect the ability of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its ERISA Affiliates taken as a whole, (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL; (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC); (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency of any Benefit Plan; (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Company or any ERISA Affiliate under Title IV of ERISA; (v) fail to make any contribution or payment to any Multiemployer Plan which the Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment; (vii) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC.

         6.20. Environmental Compliance. The Company will not become, or permit any Subsidiary to become, subject to any liabilities or costs which might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, arising out of or related to (i) the release or threatened release at any location of any contaminant into the environment, or any remedial action in response thereto, or (ii) any violation of any environmental, health or safety requirements of law (including, without limitation, any Environmental Laws).

         6.21. Financial Covenants.

         6.21.1. Maximum Leverage Ratio. As of the last day of each fiscal quarter, the Company and its consolidated Subsidiaries shall not permit the ratio (the "Leverage Ratio") of (i) Total Funded Debt to (ii) EBITDA of the Company and its Subsidiaries as at the end of and for any period of four consecutive fiscal quarters ending to be greater than (i) 4.25 to 1.00 for the periods ending on or about September 30, 2001 and December 31, 2001, (ii) 4.00 to 1.00 for the periods ending on or about March 31, 2002, June 30, 2002 and September 30, 2002, (iii) 3.75 to 1.00 for the periods ending on or about December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003, and
(iv) 3.50 to 1.00 for each period thereafter. The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Total Funded Debt, the average month-end Total Funded Debt for the twelve-month period ending as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company's reasonable judgment and reasonably satisfactory to the Administrative Agent and as reported to the Administrative Agent pursuant to the provisions of Section 6.15(v).

         6.21.2. Minimum Fixed Charge Coverage Ratio. The Company and its consolidated Subsidiaries shall not permit the ratio ("Fixed Charge Coverage Ratio"), without duplication, of (i) the sum of (a) EBITDA for such period, plus
(b) Rentals for such period, to (ii) the sum of (a) cash Interest Expense during such period, plus (b) Rentals for such period, as at the end of and for any period of four consecutive fiscal quarters ending, to be less than (x) 1.75 to
1.00 for the periods ending on or about September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002, and (y) 2.00 to 1.00 for
each period thereafter. The Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter based upon, for all components thereof, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company's reasonable judgment and reasonably satisfactory to the Administrative Agent and as reported to the Administrative Agent pursuant to the provisions of Section 6.15(v).

         6.21.3. Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) $100,000,000, plus (b) fifty percent (50%) of the sum of Consolidated Net Income (if positive) earned in each fiscal quarter, commencing with the fiscal quarter ending on September 30, 2001, plus (c) seventy-five percent (75%) of the amount, if any, by which stockholders' equity of the Company is, in accordance with Agreement Accounting Principles, adjusted from time to time as a result of the issuance of any Capital Stock (excluding Capital Stock issued pursuant to any employee compensation plan).

                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Breach of Representations or Warranties. Any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

         7.2. Failure to Make Payments When Due. Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one (1) Business Day after the same becomes due, or (iii) interest upon any Loan or any Commitment Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

         7.3. Breach of Covenants. The breach by any Borrower of any of the terms or provisions of Section 6.3 or Sections 6.10 through 6.21; or the breach by any Borrower of any of the other terms or provisions of Article VI which is not remedied within five (5) Business Days after the occurrence thereof.

         7.4. Other Breaches. The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date the applicable Borrower obtains knowledge thereof, or (ii) the date written notice thereof shall have been given to the applicable Borrower by the Administrative Agent or any Lender.

         7.5. Default as to Other Indebtedness.

         (i) Failure of the Company or any of its Subsidiaries to pay when due any Indebtedness which, individually or in the aggregate exceeds $5,000,000 (or the Approximate Equivalent Amount in currencies other than Dollars) (such Indebtedness being referred to as "Material Indebtedness"); or

         (ii) Any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

         (iii) The Company or any of its Subsidiaries shall fail to pay, or shall admit in writing its inability to pay, its debts generally as they become due; or

         (iv) The default by the Company or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause such Material Indebtedness to become due prior to its stated maturity.

         7.6. Voluntary Bankruptcy; Appointment of Receiver; Etc. Any Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Involuntary Bankruptcy; Appointment of Receiver; Etc. Without the application, approval or consent of the Company or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         7.8. Custody or Control of Property. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Company and its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. Judgments. The Company or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (except to the extent covered by independent third-party insurance as to which the insurer has not disclaimed coverage) in excess of $5,000,000 (or the Approximate Equivalent Amount thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. ERISA Liabilities. Any of (i) A Termination Event occurs with respect to any Plan and, within thirty (30) days after the reporting of such Termination Event to the Administrative Agent (who shall promptly notify the Lenders), the Administrative Agent shall have notified the Company in writing that (a) the Required Lenders have determined that such Termination Event might be reasonably expected materially to impair the right of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or (b) materially adversely affects the financial condition of the Company and its ERISA Affiliates taken as a whole, and as a result thereof, an Default exists hereunder; or (ii) the plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based might be reasonably expected materially to impair the right of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or materially adversely affects the financial condition of the Company and its ERISA Affiliates taken as a whole; or (iii) the present value of the aggregate unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans exceeds in the aggregate an amount equal to five percent (5%) of the fair market value of the assets held in trust or other funding vehicles for accrued benefits under all Foreign Pension Plans.

         7.11. Environmental Matters. The Company or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Company, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.12. Change in Control. Any Change in Control shall occur.

         7.13. Guarantor Revocation. Any guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable Guaranty or breach any of the material terms of such Guaranty.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. Facility LC Collateral Account.

         (i) If any Default described in Section 7.6 or 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender, and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by any Borrower to the Lenders or the LC Issuers under the Loan Documents.

         (iv) At any time while any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

         (v) If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:



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

         (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than a waiver of the application of the default rate of interest pursuant to
                  Section 2.12 hereof).

         (ii) Change the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or otherwise amend the definitions of "Required Lenders" or "Pro Rata Share".

         (iii) Extend the Facility Termination Date, or increase the amount or otherwise extend the term of the Commitment of any Lender hereunder or the commitment to issue Facility LCs.

         (iv) Permit any Borrower to assign its rights or obligations under this Agreement.

         (v) Other than pursuant to a transaction permitted by the terms of this Agreement, release any guarantor of the Obligations or all or substantially all of the collateral, if any, securing the Obligations.

         (vi)     Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. No amendment of any provision of this Agreement relating to any LC Issuer shall be effective without the written consent of such LC Issuer. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers and the Lenders until all of the Obligations have been paid in full.



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                                   ARTICLE IX

                                    GUARANTY

         9.1. Guarantee of Obligations.

         9.1.1. Company Guaranty. The Company hereby (i) guarantees, as principal obligor and not as surety only, to the Lenders the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Credit Extensions and all other Obligations of the Subsidiary Borrowers to the Lenders and the Administrative Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, fees, reimbursement obligations, default interest, indemnification payments and all reasonable costs and expenses incurred by the Lenders and the Administrative Agent in connection with enforcing any obligations of the Subsidiary Borrowers hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of any Subsidiary Borrower and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Lenders or the Administrative Agent in connection with enforcing the obligations of the Company hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

         9.1.2. Performance by Company. If for any reason any duty, agreement or obligation of any Subsidiary Borrower contained in this Agreement shall not be performed or observed by such Subsidiary Borrower as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, the Company undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Administrative Agent for the account of the Lenders regardless of any defense or setoff or counterclaim which such Subsidiary Borrower may have or assert, and regardless of any other condition or contingency.

         9.2. Nature of Guaranty. The obligations of the Company hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Lenders and the Administrative Agent and are not contingent upon the pursuit by the Lenders and the Administrative Agent of any such rights and remedies, such pursuit being hereby waived by the Company.

         9.3. Waivers and Other Agreements. The Company hereby unconditionally
(a) waives any requirement that the Lenders or the Administrative Agent, upon the occurrence of a Default first make demand upon, or seek to enforce remedies against any Subsidiary Borrower before demanding payment under or seeking to enforce the obligations of the Company hereunder, (b) covenants that the obligations of the Company hereunder will not be discharged except by complete performance of all obligations of each Subsidiary Borrower contained in this

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

Agreement and the Notes, (c) agrees that the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or the Notes, or any limitation on the liability of any Subsidiary Borrower thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any Subsidiary Borrower under or in connection with this Agreement or the Notes, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Company hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any Subsidiary Borrower to the Lenders or the Administrative Agent which may be required to be returned to such Subsidiary Borrower or to their representative or to a trustee, custodian or receiver for such Subsidiary Borrower.

         9.4. Obligations Absolute. The obligations, covenants, agreements and duties of the Company under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Company: (a) an assignment or transfer, in whole or in part, of the Loans made to any Subsidiary Borrower or of this Agreement or any Note although made without notice to or consent of the Company, or (b) any waiver by any Lender or the Administrative Agent or by any other person, of the performance or observance by any Subsidiary Borrower of any of the agreements, covenants, terms or conditions contained in this Agreement or in the Notes, or
(c) any indulgence in or the extension of the time for payment by any Subsidiary Borrower of any amounts payable under or in connection with this Agreement or any Note, or of the time for performance by any Subsidiary Borrower of any other obligations under or arising out of this Agreement or any Note, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Subsidiary Borrower set forth in this Agreement or any Note (the modification, amendment or waiver from time to time of this Agreement and the Notes being expressly authorized without further notice to or consent of the Company), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Subsidiary Borrower or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Subsidiary Borrower or any of its assets, or (f) the merger or consolidation of any Subsidiary Borrower or the Company with any other person, or (g) the release of discharge of any Subsidiary Borrower or the Company from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any Note, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Company hereunder.

         9.5. No Investigation by Lenders or Administrative Agent. The Company hereby waives unconditionally any obligation which, in absence of such provision, the Lenders or the Administrative Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Company has requested that the Lenders and the Administrative Agent not undertake such investigation. The Company hereby expressly confirms that the obligations of the Company hereunder shall remain in full force and effect


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

without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Lender or the Administrative Agent of any such law.

         9.6. Indemnity. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees with the Lenders and the Administrative Agent that, should the Guaranteed Obligations not be recoverable from the Company under Section 10.1 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Lender or the Administrative Agent at any time, the Company as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent for the account of the Lenders and the Administrative Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

         9.7. Reinstatement. If at any time any payment of any Guaranteed Obligations by any Subsidiary Borrower is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Subsidiary Borrower or otherwise, each of the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1. Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the LC Issuers and the Lenders relating to the subject matter thereof other than the fee letter described in Section 11.13.

         10.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other


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

Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10, 10.11, and 10.13 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         10.6. Expenses; Indemnification.

         (i) The Borrowers shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals for the Administrative Agent and Arranger, which attorneys and paralegals may or may not be employees of the Administrative Agent or the Arranger, and expenses of and fees for other advisors and professionals engaged by the Administrative Agent or the Arranger) paid or incurred by the Administrative Agent or the Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, administration and collection of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Arranger, the LC Issuers and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals for the Administrative Agent, the Arranger, the LC Issuers and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent, the Arranger, the LC Issuers or the Lenders) paid or incurred by the Administrative Agent, the Arranger, any LC Issuers or any Lender in connection with the collection and enforcement of the Loan Documents.

         (ii) The Borrowers hereby further agree to indemnify the Administrative Agent, the Arranger, the LC Issuers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, the LC Issuers, any Lender or any affiliate is a party thereto, and all reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not been employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, except to the extent that they are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 10.6 shall survive the termination of this Agreement.

         10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders, to the extent that the Administrative Agent deems necessary.



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

         10.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Company's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

         10.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.10. Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuers and the Administrative Agent on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, the Arranger, the LC Issuers or any Lender shall have any fiduciary responsibilities to the Borrowers. None of the Administrative Agent, the Arranger, the LC Issuers or any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of any Borrower's business or operations. The Borrowers agree that none of the Administrative Agent, the Arranger, the LC Issuers or any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Administrative Agent, the Arranger, the LC Issuers or any Lender shall have any liability with respect to, and the Borrowers hereby waive, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         10.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee or prospective Transferee (each of whom, by its acceptance thereof, agrees to be bound by the terms of this Section 10.11), (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person, if required, in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties (each of whom, by its acceptance thereof, agrees to be bound by the terms of this Section 10.11), and (vii) permitted by Section 13.4.

         10.12. Lenders Not Utilizing Plan Assets. None of the consideration used by any of the Lenders, any LC Issuer or Designated Lenders to make its Credit Extensions constitutes for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of each of the Lenders, the LC Issuers and Designated Lenders in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

         10.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

         10.14. Disclosure. The Borrowers and each Lender hereby acknowledge and agree that Bank One and/or its respective Affiliates and certain of the other Lenders and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and its Affiliates.

         10.15. Subordination of Intercompany Indebtedness. The Borrowers agree that any and all claims of any Borrower against any Guarantor with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Borrowers, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor (whether constituting part of any collateral given to the Administrative Agent or any Lender to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Administrative Agent, the LC Issuers and the Lenders in those assets. No Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to all of the Loan Documents have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Guarantor is dissolved or if substantially all of the assets of any Guarantor are sold, then, and in any such event (such events being herein referred to as an "Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with


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respect to any indebtedness of any Guarantor to any Borrower ("Intercompany
Indebtedness") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to all of the Loan Documents, such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent, the LC Issuers and the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Administrative Agent, the LC Issuers and the Lenders, in precisely the form received (except for the endorsement or assignment of such Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the Administrative Agent, the LC Issuers and the Lenders. If any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrowers and the Administrative Agent, the LC Issuers and the Lenders have been terminated, no Borrower will assign or transfer to any Person (other than the Administrative Agent) any claim any Borrower has or may have against any Guarantor.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         11.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term "Administrative Agent", it is expressly understood and agreed that the Administrative Agent shall have no fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is the "representative" of the Lenders within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.



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

         11.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         11.3. General Immunity. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         11.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrowers or any guarantor of any of the Obligations or of any of the Company's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by any Borrower to the Administrative Agent at such time, but is voluntarily furnished by any Borrower to the Administrative Agent (either in its capacity as the Administrative Agent or in its individual capacity).

         11.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by any of them pursuant to the provisions of this Agreement or any other Loan Document unless they shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.



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

         11.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its respective duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         11.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         11.8. Administrative Agents' Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to the Lenders' Pro Rata Shares of Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Outstanding Credit Exposure)
(i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents,
(ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, but not limited to, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment in a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 11.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

         11.9. Notice of Default. The Administrative Agent shall be deemed to have no knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.



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

         11.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

         11.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.12. Successor Administrative Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as its successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the

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effectiveness of the resignation or removal of an Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article XI shall continue in effect for the benefit of the Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 11.12, then (a) the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent and (b) the references to "Bank One" in the definitions of "Eurocurrency Reference Rate" and "Prime Rate" and in the last sentence of
Section 2.13 shall be deemed to be a reference to such successor Administrative Agent in its individual capacity.

         11.13. Agent and Arranger Fees. The Company agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Company, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated July 13, 2001 or as otherwise agreed from time to time.

         11.14. Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

         11.15. Release of Guarantors. Upon the liquidation or dissolution of any Guarantor, or sale of the Capital Stock of any Guarantor, in each case which is permitted pursuant to the terms of any Loan Document or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Company, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the applicable Guarantor from its obligations under the Guaranty; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations, any other Guarantor's obligations under the Guaranty, or, if applicable, any obligations of the Company or any Subsidiary in respect of the proceeds of any such sale retained by the Company or any Subsidiary.

                                  ARTICLE XII

                            SETOFF; RATABLE PAYMENTS

         12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other


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

Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         12.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1. Successors and Assigns; Designated Lenders.

         13.1.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 13.1.1 shall be null and void, and (ii) any assignment by any Lender must be made in compliance with Section 13.3. The parties to this Agreement acknowledge that clause (ii) of this Section 13.1.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been


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

issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         13.1.2. Designated Lenders.

         (i) Subject to the terms and conditions set forth in this Section 13.1.2, any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Revolving Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 13.1.2 shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit G hereto (a "Designation Agreement") and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Revolving Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Revolving Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Revolving Loan was made by the Designating Lender. As to any Revolving Loan made by it, each Designated Lender shall have all the rights a Lender making such Revolving Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Revolving Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article III hereof for any amount which would exceed the amount that would have been payable by any Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Revolving Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Revolving Loan funded by such Designated Lender. Such Designating Lender shall act as Administrative Agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as Administrative Agent for such Designated Lender and neither the Borrowers nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Borrowers or the Administrative Agent, assign all or portions of its interests in any Revolving Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person's customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

         (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy,


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reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section
13.1.2 shall survive the termination of this Agreement.

         13.2. Participations.

         13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which (i) extends the final maturity of any Loan or any Facility LC beyond the Facility Termination Date or forgives all or a portion of the principal amount thereof or interest or fees thereon, or reduces the rate or extends the time of payment of interest or fees on any such Loan or the related Commitment or (ii) extends the Facility Termination Date, or
(iii) releases any guarantor of the Obligations or all or substantially all of the collateral, if any, securing the Obligations.

         13.2.3. Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

         13.3. Assignments.

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

         13.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an "Assignment Agreement"). The consent of the Company, the LC Issuers and the Administrative Agent shall be required prior to an Assignment Agreement becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Company and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 and integral multiples of $1,000,000 in excess thereof or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment), or, if the Facility Termination Date has occurred, the remaining amount of the assigning Lender's Outstanding Credit Exposure.

         13.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or, if the Facility Termination Date has occurred, their respective Outstanding Credit Exposure, as adjusted pursuant to such assignment.

         13.3.3. The Register. Notwithstanding anything to the contrary in this Agreement, the Borrowers hereby designate the Administrative Agent, and the Administrative Agent, hereby accepts such designation, to serve as the Borrowers' contractual representative solely for purposes of this Section
13.3.3. In this connection, the Administrative Agent shall maintain at its address referred to in Section 14.1 a copy of each Assignment Agreement delivered to and accepted by it pursuant to this Section 13.3.3 and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest


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

on the Revolving Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.4. Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, including without limitation any information contained in any reports or other information delivered by any Borrower pursuant to Section 6.1; provided that each Transferee and prospective Transferee agrees to be bound by Section 10.11 of this Agreement.

         13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIV

                                     NOTICES

         14.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the initial Borrower, the Administrative Agent or any Lender party hereto as of the Closing Date, at its respective address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender that becomes a party hereto pursuant to Section 13.3, at its address or facsimile number set forth in the applicable Assignment Agreement or, if none is provided therein, in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received. For all purposes under this Agreement and the other Loan Documents, (A) notice to the Administrative Agent from any Borrower shall not be deemed to be effective until actually received by the Administrative Agent, and (B) delivery of any notice to the Company shall be deemed to have been delivered to the Borrowers.



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

         14.2. Change of Address. The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the initial Borrowers, the Administrative Agent, the LC Issuers and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XVI

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         16.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         16.2. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS OR THE CITY IN WHICH THE PRINCIPAL OFFICE OF THE ADMINISTRATIVE AGENT, LENDER OR AFFILIATE, AS THE CASE MAY BE, IS LOCATED.



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

         16.3. WAIVER OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                  ARTICLE XVII

                    TERMINATION OF EXISTING CREDIT AGREEMENT

         The Company, the Lender and the Administrative Agent agree that upon
(i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 4.1, the "Commitments" (as defined in the Existing Credit Agreement) shall be reduced to zero and terminated permanently as of the date immediately preceding the Closing Date of this Agreement. All facility fees and related fees payable pursuant to the Existing Credit Agreement shall be due and payable on the effective date of the termination of such agreement, which date shall be concurrent with the Closing Date of this Agreement.

                            [Signature Pages Follow]



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
         IN WITNESS WHEREOF, the initial Borrowers, the Lenders, the LC Issuers and the Administrative Agent have executed this Agreement as of the date first above written.

                                       JOHNSON OUTDOORS INC., as a Borrower



                                       By:  /s/ Wade T. Neuharth
                                          -------------------------------------
                                       Name:  Wade T. Neuharth
                                       Title: Treasurer

                                       1326 Willow Road
                                       Sturtevant, WI  53177

                                       Attention:  Paul A. Lehmann
                                       Phone:    414/884-1531
                                       Fax:   414/884-1704
                                       E-mail:   plehmann@johnsonoutdoors.com

                                       BANK ONE, NA (Main Office
                                       Chicago), as the
                                       Administrative Agent, as
                                       Swing Line Lender, as LC
                                       Issuer and as a Lender



                                       By: /s/ Jenny Gilpin
                                          --------------------------------------
                                       Name:  Jenny Gilpin
                                       Title: Director, Capital Markets

                                       1 Bank One Plaza
                                       Chicago, IL  60670

                                       Attention:  Jenny Gilpin
                                       Phone:    312/732-5867
                                       Fax:   312/732-1117
                                       E-mail:   jenny_gilpin@bankone.com

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                         as a Lender



                                       By:  /s/ Lou D. Banach
                                          --------------------------------------
                                       Name:  Lou D. Banach
                                       Title: Vice President

                                       411 East Wisconsin Avenue
                                       Milwaukee, Wisconsin 53202

                                       Attention:  Lou D. Banach
                                       Phone:    414-224-0394
                                       Fax:   414-224-0071
                                       E-mail:  lou.banach@abnamro.com

                                       THE NORTHERN TRUST COMPANY, as a Lender



                                       By:  /s/ Edmund H. Lester
                                          --------------------------------------
                                       Name:  Edmund H. Lester
                                       Title: Vice President

                                       50 South LaSalle Street
                                       Chicago, IL  60148

                                       Attention:  Edmund H. Lester
                                       Phone:    312/444-3527
                                       Fax:   312/444-7028
                                       E-mail:   EL18@ntrs.com

                                       M&I MARSHALL & ILSLEY BANK, as a Lender



                                       By:  /s/ Ronald J. Carey
                                          --------------------------------------
                                       Name:  Ronald J. Carey
                                       Title: Vice President

                                       770 North Water Street
                                       Milwaukee, Wisconsin  53202

                                       Attention:  Ronald J. Carey
                                       Phone:    414-765-7600
                                       Fax:   414-765-7625
                                       E-mail:   ron.carey@micorp.com

                                       ASSOCIATED BANK, N.A., as a Lender



                                       By:  /s/ Gretchen Quinlevan
                                          --------------------------------------
                                       Name:  Gretchen Quinlevan
                                       Title: Assistant Vice President

                                       401 E. Kilborn Avenue
                                       Milwaukee, Wisconsin  53202

                                       Attention:  Gretchen Quinlevan
                                       Phone:    414/283-2202
                                       Fax:   414/283-2336
                                       E-mail:     gretchen.quinlevan@associated
                                                                        bank.com